SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2004

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

There are no exhibits

AVALON HOLDINGS CORPORATION

Cross Reference Sheet showing location in Current Report of Information Required Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

	Current Report Item	Caption in Current Report
Item 1.	Changes in Control of Registrant	Not Applicable

Item 2.	Acquisition or Disposition of Assets	Avalon Holdings Corporation completes sale of its transportation operations

Item 3.	Bankruptcy or Receivership	Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant	Not Applicable

Item 5.	Other Events	Not Applicable

Item 6.	Resignations of Registrant’s Directors	Not Applicable

Item 7.	Financial Statements and Exhibits	Not Applicable

Item 8.	Change in Fiscal Year	Not Applicable

ITEM 2. Acquisition or Disposition of Assets

On July 15, 2004, Avalon Holdings Corporation (“Avalon”) completed the sale of its transportation operations. Avalon sold all of the common stock of DartAmericA, Inc. (“DartAmericA”) to BMC International, Inc. (“BMC”) for a purchase price of approximately $4.4 million. At the closing, BMC delivered to Avalon $3 million in cash and a secured promissory note of $1 million payable over 60 months. The balance of the purchase price will be adjusted to reflect changes in certain of DartAmericA’s balance sheet items from March 31, 2004 to June 30, 2004. Prior to the sale, DartAmericA transferred to Avalon all of its accounts receivable outstanding for more than 60 days as of June 30, 2004 and Dart Realty, Inc., a wholly owned subsidiary which owns the Canfield, Ohio terminal.

The following Unaudited Pro Forma Avalon Holdings Corporation Consolidated Balance Sheet of as of March 31, 2004 has been prepared as if the transaction described above had occurred on March 31, 2004. The following Unaudited Pro Forma Avalon Holdings Corporation Consolidated Statement of Operations for the three months ended March 31, 2004 and the year ended December 31, 2003, have been prepared as if the transaction described above had occurred on January 1, 2004 and January 1, 2003, respectively. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the transactions had been consummated on the dates referred to above, nor is it indicative of the results that may be obtained in the future.

Unaudited Pro Forma Avalon Holdings Corporation Consolidated Balance Sheet

	March 31, 2004 (in thousands)
	Historical Avalon Holdings Corporation Consolidated	Historical DartAmericA Consolidated	Adjustments		Pro Forma Avalon Holdings Corporation Consolidated
Assets
Current Assets
Cash and cash equivalents	$4,129	$1,052	$6 (6 3,400	(a) )(a) (c)	$6,477
Short-Term investments	3,013	—			3,013
Accounts Receivable, net	8,557	4,761	246 (39 45	(b) )(e) (d)	4,048
Prepaid expenses	1,470	377			1,093
Other current assets	644	407	96	(c)	333
Current Assets – discontinued operations	1,006	—	6	(a)	1,012

Total current assets	18,819	6,597	3,754		15,976

Noncurrent Investments	1,306	—			1,306
Properties & Equipment, net	21,370	3,188	92 (92	(a) )(a)	18,182

Costs in excess of fair market value of net assets of acquired business, net	538	538			—
Noncurrent prepaid rent	2,206	—			2,206
Other assets, net	124	44	904	(c)	984
Non-current assets- discontinued operations	2,549	—	92	(a)	2,641

Total assets	$46,912	$10,367	$4,750		$41,295

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$5,309	$1,778	$4 (4	(a) )(a)	$3,531
Net Intercompany Accounts	—	266	246 (25 45	(b) )(e) (d)	—
Accrued payroll and other compensation	643	358			285
Accrued income taxes	233	45	11 (11	(a) )(a)	188
Other accrued taxes	135	79	3 (3	(a) )(a)	56
Other liabilities and accrued expenses	2,017	479			1,538
Current liabilities – discontinued operations	706	—	18	(a)	724

Total current liabilities	9,043	3,005	284		6,322

Shareholders’ Equity:
Shareholders’ Equity	37,869	7,362	80 4,400 (39 25	(a) (c) )(e) (e)	34,973 —

Total shareholders’ equity	37,869	7,362	4,466		34,973

Total liabilities and shareholders’ equity	$46,912	$10,367	$4,750		$41,295

Notes to the Unaudited Pro Forma Avalon Holdings Corporation Consolidated Balance Sheet

The following pro forma adjustments are incorporated into the Unaudited Pro Forma Avalon Holdings Corporation Consolidated Balance Sheet as of March 31, 2004.

a)	Prior to the sale, DartAmericA transferred to Avalon, Dart Realty, Inc., a wholly owned subsidiary of Dart Trucking Company, Inc., which owns the Canfield, Ohio terminal. The amounts transferred by classification are as follows (in thousands):

Assets
Cash	6
Properties and Equipment, net	92

Liabilities
Accounts Payable	4
Other accrued taxes	3
Accrued income taxes	11

Such amounts have been transferred to discontinued operations as a result of the Canfield, Ohio terminal being held-for-sale.

b)	Represents all of the trade accounts receivable, net of the allowance for doubtful accounts, outstanding for more than 60 days at March 31, 2004 which DartAmericA transferred to Avalon, prior to the sale.

c)	Represents the purchase price of $4.4 million, which is comprised of $3.4 million in cash and a $1 million secured promissory note, payable over 60 months.

d)	Represents a reclass of Net Intercompany Accounts to Trade Accounts Receivable.

e)	Reflects the write-off of Net Intercompany Accounts which will not be paid or collected.

Unaudited Pro Forma Avalon Holdings Corporation Consolidated Statement of Operations

	Three Months Ended March 31, 2004
	Historical Avalon Holdings Corporation Consolidated	Historical DartAmericA Consolidated	Adjustments		Pro Forma Avalon Holdings Corporation Consolidated
Net Operating Revenues	$13,791	$8,250	$683 15 (15	(a) (b) )(b)	$6,224
Costs and expenses:
Cost of operations	12,690	8,147	683 17 (17	(a) (b) )(b)	5,226
Selling, general and administrative expense	1,871	564	6 (6	(b) )(b)	1,307

Operating loss from continuing operations	(770)	(461)	—		(309)

Other income:
Interest income	41	4	—		37
Other income, net	46	3	—		43

Loss from continuing operations before income taxes	(683)	(454)	—		(229)
Provision (benefit) for income taxes	—	—	—		—

Loss from continuing operations	(683)	(454)	—		(229)

Discontinued Operations:
Loss from sale of transportation operations, net of tax	—	—	(2,896	)(c)	(2,896)
Loss from discontinued operations	(375)	—	(8	)(b)	(383)

Net Loss	$(1,058)	$(454)	$(2,904)		$(3,508)

Loss per share from continuing operations	$(0.18)				$(.06)
Loss from sale of transportation operations, net of tax	$—				$(.76)
Loss per share from discontinued operations	$(0.10)				$(.10)
Net Loss per share	$(0.28)				$(.92)
Weighted Average Shares Outstanding (d)	3,803				3,803

Notes to the Unaudited Pro Forma Avalon Holdings Corporation

Consolidated Statement of Operations

The following pro forma adjustments are incorporated into the Unaudited Pro Forma Avalon Holdings Corporation Consolidated Statement of Operations for the three months ended March 31, 2004.

a)	Reverses the elimination of intercompany sales between DartAmericA companies and Avalon companies.

b)	To reflect the statement of operations of Dart Realty, Inc. which was transferred to Avalon prior to the sale. Such results have been reclassified to discontinued operations as a result of the Canfield, Ohio terminal being held-for-sale.

c)	Represents the loss from the sale of the transportation operations.

d)	There were no common equivalent shares outstanding and therefore diluted per share amounts are equal to basic per share amounts for the three months ended March 31, 2004.

Unaudited Pro Forma Avalon Holdings Corporation Consolidated Statement of Operations

	Year Ended December 31, 2003
	Historical Avalon Holdings Corporation Consolidated	Historical DartAmericA Consolidated	Adjustments		Pro Forma Avalon Holdings Corporation Consolidated
Net Operating Revenues	$53,512	$31,940	$3,161 60 (60	(a) (b) )(b)	$24,733
Costs and expenses:
Cost of operations	47,742	30,510	3,161 46 (46	(a) (b) )(b)	20,393
Selling, general and administrative expense	8.201	3,297	24 (24	(b) )(b)	4,904

Operating loss from continuing operations	(2,431)	(1,867)	—		(564)

Other income:
Interest income	204	36	—		168
Other income, net	302	93	—		209

Loss from continuing operations before income taxes	(1,925)	(1,738)	—		(187)
Provision (benefit) for income taxes	(26)	(30)	(3 3	)(b) (b)	4

Loss from continuing operations	(1,899)	(1,708)	—		(191)

Discontinued Operations:
Loss from sale of transportation operations, net of tax	—	—	(3,127	)(c)	(3,127)
Loss from discontinued operations	(1,745)	—	(7	)(b)	(1,752)

Net Loss	$(3,644)	$(1,708)	$(3,134)		$(5,070)

Loss per share from continuing operations	$(0.50)				$(.05)
Loss from sale of transportation operations, net of tax	$—				$(.82)
Loss per share from discontinued operations	$(0.46)				$(.46)
Net Loss per share	$(0.96)				$(1.33)
Weighted Average Shares Outstanding (d)	3,803				3,803

Notes to the Unaudited Pro Forma Avalon Holdings Corporation

Consolidated Statement of Operations

The following pro forma adjustments are incorporated into the Unaudited Pro Forma Avalon Holdings Corporation Consolidated Statement of Operations for the year ended December 31, 2003.

a)	Reverses the elimination of intercompany sales between DartAmericA companies and Avalon companies.

b)	To reflect the statement of operations of Dart Realty, Inc. which was transferred to Avalon prior to the sale. Such results have been reclassified to discontinued operations as a result of the Canfield, Ohio terminal being held-for-sale.

c)	Represents the loss from the sale of the transportation operations.

d)	There were no common equivalent shares outstanding and therefore diluted per share amounts are equal to basic per share amounts for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

/s/ Timothy C. Coxson
By:	Timothy C. Coxson
Chief Financial Officer and Treasurer

DATED: July 30, 2004